EXHIBIT 99.1

NEWS RELEASE
For Immediate Release	Contact: Pat Lawlor
(925) 328-4656	Vice President, Finance/Chief Financial Officer

Giga-tronics Announces its Second Quarter Earnings and Conference Call on October 28, 2009

SAN RAMON, Calif. – October 13, 2009 – Giga-tronics Inc. (Nasdaq: GIGA) will release results for the second quarter of fiscal year 2010 on Wednesday, October 28, 2009, after the close of trading on the Nasdaq Stock Market.

Also on Wednesday, October 28, 2009, Giga-tronics will host a conference call at 4:30 p.m. ET to discuss the results and provide an update on the company's operations.

To participate in the call, dial (877) 407-0782 domestically or (201) 689-8567 for international.  It is recommended that you call in 5 - 10 minutes prior to the start time.

Members of the news media, investors and the general public are invited to access a live webcast of the conference call via Giga-tronics’ website at www.gigatronics.com or through www.InvestorCalendar.com

A replay of the call will be available later on Giga-tronics’ website under “Investor Relations”. This conference call discussion will reflect management's views as of October 28, 2009 only.

Giga-tronics produces instruments, subsystems and sophisticated microwave components that have broad applications in both defense electronics and wireless telecommunications.

Headquartered in San Ramon, California, Giga-tronics is a publicly held company, traded over the counter on NASDAQ Capital Market under the symbol "GIGA".